                               PURCHASE AGREEMENT

THIS AGREEMENT is made as of December 22nd, 1999 (the "Effective Date") by and between ADAPTIVE BROADBAND CORPORATION ("Adaptive Broadband"), a Delaware corporation with a principal office at 1143 Borregas Avenue, Sunnyvale, CA 94089, and TELECOM WIRELESS CORPORATION ("Buyer"), a Utah corporation with a principal office at 5299 DTC BLVD. SUITE #1200, ENGLEWOOD, CO. 80111.

                                    RECITAL:

Adaptive Broadband is a developer, manufacturer and supplier of wireless telecommunications equipment. Buyer desires to provide wireless communications network services in North America ("Territory") for Small/Medium Businesses and Consumers ("Markets"). Adaptive Broadband and Buyer each desire for Adaptive Broadband to sell and Buyer to purchase such products for use in connection with those services, all on the terms and conditions set forth in this Agreement.

                                   PROVISIONS:

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained in this Agreement, the parties agree as follows:

1.       SCOPE OF AGREEMENT.
         a. EQUIPMENT. Buyer agrees to buy and Adaptive Broadband agrees to sell to Buyer the products described in and in accordance with EXHIBIT A attached to this Agreement ("Products") and the services described in EXHIBIT B attached to this Agreement ("Services") under the terms and conditions of this Agreement.

         b. PURCHASE ORDERS. Buyer may issue purchase orders for any Products or Services ("Purchase Orders") to Adaptive Broadband via mail or facsimile, in form and content acceptable to Adaptive Broadband. The terms and conditions of this Agreement will govern the relationship between the parties and each Purchase Order. Therefore, each Purchase Order will automatically be deemed to include all the terms and provisions of this Agreement, and any contractual terms and conditions contained in a Purchase Order or its reverse side will not apply and will be null and void, except to the extent that Adaptive Broadband expressly accepts such other or additional terms and conditions in writing with specific reference to the conflict or addition.

2.       PRICING AND PAYMENT.
         a. PRICING. All prices are FOB Adaptive Broadband's relevant facility or its supplier's dock, as may be specified by Adaptive Broadband, and are valid for the term of this Agreement. The prices for Products and Services are set forth in EXHIBIT A and EXHIBIT B, respectively. For so long as Buyer is in compliance with its obligations under this Agreement, the prices charged to Buyer for Products under this Agreement will be at least as favorable as those offered by ADAP to customers purchasing those Products on like quantities, on like terms, over like periods of time.
         b. PAYMENT. All payments by Buyer will be made to Adaptive Broadband pursuant to the payment terms and conditions set forth in Adaptive Broadband's Standard Terms and Conditions of Sale, attached to this Agreement as EXHIBIT C.

3.       FORECASTING AND QUANTITY COMMITMENTS.
         a.   FORECASTS. Each month, Buyer will provide Adaptive Broadband with
              (a) a rolling six month forecast of specific Product unit requirements for each of those six months, and (b) firm Purchase Order covering its specific Product unit requirements for a rolling 90 days before desired shipment.

         b. FIRM COMMITMENT. Buyer agrees to purchase a minimum of 173,400 AB-Access units (in any combination of access points and subscriber units) during the term of this Agreement as and when described in EXHIBIT A.

         c. INITIAL PURCHASE ORDER. Within 7 days after the Effective Date, Buyer will submit to Adaptive Broadband a Purchase Order for total value of Exhibit D attached. From that Purchase Order, Buver will accept delivery of the equipment required for initial UNII trial identified in Exhibit E, within the first 45 days after the Effective Date. Adaptive Broadband will provide a Test Plan for the Trial. Telecom Wireless Corp will install this equipment within 2 weeks after receipt. Then Adaptive Broadband and Telecom Wireless will jointly conduct that Test Plan and, upon successful completion of the Test Plan or by March 15th 2000, whichever first occurs, Telecom Wireless Corp agrees to remit payment in full for all equipment identified in Exhibit D column "Q1". By June 1st 2000, Telecom Wireless Corp agrees to take delivery of all equipment in Exhibit D column "Q2". By September 1st 2000 Telecom Wireless Corp agrees to take delivery of all equipment in Exhibit D column Q3 and by December 1st 2000 Telecom Wireless Corp agrees to take delivery of all equipment in Exhibit D column Q4. Subject to the remaining provisions of this Agreement, Telecom Wireless Corp retains the right to move Quarterly shipment dates forward or backward, provided that at the end of Q4 calendar Year 2000, minimum commitments in Exhibit "A" have been met.

4.       GENERAL TERMS AND CONDITIONS.
         Adaptive Broadband's Standard Terms and Conditions of Sale is attached to this Agreement as EXHIBIT C and is hereby incorporated by reference into this Agreement and made a part hereof.

5.       DOCUMENTATION.
         Adaptive Broadband will provide to Buyer its standard documentation in Adaptive Broadband's standard forms, formats, and quantities based on the size and scope of the relevant order. Additional copies, and any changes in this documentation required by customization of the Products or software changes made in response to Buyer requests will be at an additional charge.

6.       REPRESENTATIONS, WARRANTIES, AND COVENANTS.
         a. BY ADAPTIVE BROADBAND. Adaptive Broadband represents and warrants to Buyer that: (i) Adaptive Broadband has all corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby; and (ii) Adaptive Broadband has all the rights necessary to license the rights and to supply the Products to Buyer as provided in this Agreement. (iii) Adaptive Broadband is free to make this Agreement and the making hereof and/or performance hereunder by it or any of its officers, directors, employees, contractors, consultants, and agents will not violate the legal and/or equitable rights or interests of any third party.

         b. BY BUYER. Buyer represents and warrants to Adaptive Broadband and covenants that: (i) Buyer has all corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby. (ii) Buyer shall not utilize, in any manner whatsoever the corporate names or any trademark or trade name or copyright rights belonging to Adaptive Broadband or other Product manufacturers in connection with any equipment or service without the prior written approval of Adaptive Broadband or the relevant manufacturer. This requirement of consent will survive the expiration or early termination of this Agreement. Buyer will not contest the validity of any of Adaptive Broadband's or other Product manufacturer's patents, trademarks, trade names or copyrights used in connection with Products. (iii) All governmental approvals, permits, and authorizations from all applicable parties which are necessary for the performance by Buyer of its obligations under this Agreement, and in furtherance of its purposes set forth in the recitals above, will be timely obtained and maintained by Buyer at its own expense. (iv) Buyer is free to make this Agreement and the making hereof and/or performance hereunder by it or any of its officers, directors, employees, contractors, consultants, and agents will not violate the legal and/or equitable rights or interests of any third party.

7.       TERM AND TERMINATION.
         a. TERM. This Agreement will be effective as of the Effective Date and will continue for the period ending December 22th 2004 thereafter, subject to earlier termination in accordance with this Agreement.
         b. TERMINATION. Adaptive Broadband and Buyer each may by written notice to the other terminate this Agreement (i) If a receiver is appointed for the other party or its property; (ii) if the other party becomes insolvent or unable to pay its debts as they mature in the ordinary course of business or makes an assignment for the benefit of its creditors; (iii) if any proceedings are commenced by or for the other party under bankruptcy, insolvency, or debtor's relief law, and those proceedings will not be vacated or set aside or stayed within sixty (60) days from the date of the commencement thereof; (iv) if the other party is sequestered by any government authority; or
              (v) if Buyer is liquidated, dissolved, or ceases actively doing business in connection with the Products. In addition, Adaptive Broadband may by written notice terminate this Agreement if it is not satisfied with the sales or promotional performance of Buyer.
         c. UPON EXPIRATION OR TERMINATION. Upon expiration or early termination of this Agreement for any reason, and notwithstanding that expiration or termination: (i) All provisions of this Agreement will survive with respect to each Purchase Order accepted by Adaptive Broadband prior to the effective date of the expiration or termination until each party's obligations with respect to that Purchase Order is either satisfied or waived.
              (ii) Termination of this Agreement shall be without prejudice to the rights and remedies of the party which may have accrued to either party as at the date of expiration or termination. (iii) Notwithstanding the expiration or early termination of this Agreement, Section 7 ("Term and Termination") and Section 8 ("Miscellaneous") and the provisions of Exhibit C ("Terms and Conditions") as they apply to any outstanding Purchase Orders and Products purchased shall remain in full force and effect. (iv)
              The "Confidentiality" provision of EXHIBIT C will survive for a period of 5 years thereafter. (v) Buyer will within 30 days after expiration or termination return to Adaptive Broadband in (at Buyer's sole cost and expense) (or at Adaptive Broadband's request eradicate or destroy) all literature, manuals and materials supplied to it by Adaptive Broadband and which are in Buyer's possession but which are not needed by Buyer in connection with installed Products; all equipment provided to it by Adaptive Broadband and which Buyer did not purchase, in the condition in which it was sent by Adaptive Broadband; all tangible and intangible embodiments of Adaptive Broadband intellectual property, including software; and any other items which Adaptive Broadband may reasonably request. (vi) Any additional payment provisions tied to Buyer's failure to purchase minimum quantities of Products and Services and the prerequisites of those payment provisions will survive until Buyer's obligations under those provisions, if any exist immediately before or upon that expiration or termination, are satisfied.

8.       MISCELLANEOUS.
         a. SOLE AGREEMENT; AMENDMENT, WAIVERS. This Agreement (together with its Exhibits and their attachments which are hereby incorporated into this Agreement by reference and made a part hereof) contains the entire understanding between Adaptive Broadband and Buyer with respect to its subject matter and supersedes all prior discussions, agreements and understandings between them with respect to that subject matter. All amendments hereto and all agreements between the parties supplemental to this Agreement must be in writing, and signed by the parties hereto. The waiver by either party of a breach or violation of any provision of this Agreement must be in writing, and will not operate or be construed as a waiver of any subsequent breach or violation.
         b. INDEPENDENT CONTRACTOR. Each party acknowledges and agrees that this Agreement establishes an independent contractor relationship and each disclaims the existence of any employer/employee relationship or partnership or joint venture relationship between them. Neither party has authority to act for, represent, or bind the other and neither will take or fail to take any action inconsistent with this paragraph.
         c. LIABILITY AND INDEMNIFICATION. (i) The extent of Adaptive Broadband's liabilities to Buyer and indemnification obligations are solely and exclusively as set forth in EXHIBIT C. (ii) Buyer agrees to indemnify and hold Adaptive Broadband and Adaptive Broadband's successors and assigns harmless from and against any and all judgments, fines, amounts paid in settlement, damages, claims, costs, expenses (including attorneys' fees) and liabilities actually incurred and arising out of or related to Buyer's breach or threatened breach of this Agreement or any act or omission by any of Buyer and its agents, employees, successors and assigns. (iii) Neither Adaptive Broadband nor Buyer will be liable under this Agreement for any consequential damage including loss of clientele, loss of business, loss of data, or loss of profits. Buyer will not be entitled to an indemnity for goodwill or other compensation upon termination of this Agreement at any time for any reason.
         d. ASSIGNMENT. Neither party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other, which approval will not be unreasonably withheld or delayed; provided, however, that ADAP may upon notice to, but not with the consent of Buyer assign this Agreement to an affiliate, a successor in connection with a merger, acquisition or consolidation, or to the purchaser in connection with the sale of all or substantially all of ADAP's assets or all or substantially all of ADAP's assets related to the Product line. For purposes of this subsection, a change in ownership or control of 50% or more of the voting control of Buyer will be deemed an assignment of this Agreement by it.
         e. SEVERABILITY. If any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable or illegal, then it will be deemed removed from the other provisions of this Agreement which will remain in effect.
         f. HEADINGS. Headings in this Agreement are included for convenience only and themselves have no force or effect.
         g. PROPERTY. Without limiting the other provisions of this Agreement, any ideas, concepts, inventions, know-how, data-processing and other techniques, software or documentation developed by Adaptive Broadband (alone or jointly with Buyer) in connection with any Products or Services will be the exclusive property of Adaptive Broadband.
         h. PUBLICITY. Neither party shall issue any press release or make any public announcement relating to this Agreement or its subject matter without the prior written approval of the other; provided that either party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its best efforts to advise the other party prior to making the disclosure).
         i. GOVERNING LAW AND RELATED MATTERS. This Agreement and each purchase order accepted by Adaptive Broadband will be governed by and construed in accordance with the internal laws of the State of California, USA, including the U.C.C. as adopted by that State, but without reference to conflict of laws principles. The United Nations Convention on the International Sale of Goods will not apply to this Agreement. Any controversy or claim which arises out of or relates to this Agreement will be triable only in a court with jurisdiction located in Santa Clara County, California, and Adaptive Broadband and Buyer each irrevocably consent to that venue and to the personal jurisdiction thereof. Buyer will observe and comply with all applicable governmental laws, rules and regulations. Buyer will promptly indemnify Adaptive Broadband for all damages, fines, and related expenses (including attorneys' fees) resulting from or arising out of Buyer's violation of any such law, rule or regulation or breach of this paragraph.
         j. NOTICES. Except as otherwise provided in this Agreement, all notices, requests, and other communications under this Agreement will be in writing and sent by registered post or facsimile addressed to:

      If to Adaptive Broadband, to:           If to Buyer, to:

      Adaptive Broadband Corporation          TELECOM WIRELESS CORP.
                                              ---------------------
      1143 Borregas Avenue                    5299 DTC Blvd.
      Sunnyvale, CA 94089                     Suite #1200
      Attn: Salvatore Benti                   Englewood, CO 80111
                                              Attn: General Council
      Fax: (408) 732-4244                     Fax: (303) 357-0100



      WITH A COPY TO:                         WITH A COPY TO:
      Adaptive Broadband Corporation          _____________________________
      1143 Borregas Avenue                    _____________________________
      Sunnyvale, CA 94089                     _____________________________
      Attn: General Counsel                   Attn:________________________
      Fax: (408) 732-4244

     Any notice sent by fax shall be deemed to be delivered the next working day following confirmed transmission, and any notice sent by post shall be deemed to be delivered five working days following the date of posting. Either party may change the address under this section by giving the other party proper notice.


IN WITNESS WHEREOF, Adaptive Broadband and Buyer each executed and deliver this Agreement as of the date first written above.

  BUYER:                                     ADAPTIVE BROADBAND CORPORATION:
  CO NAME: TELECOM WIRELESS CORPORATION

  By:                                        By:
     --------------------------------           -------------------------------
  Name: Dr. James C. Roberts                 Name: Salvatore S. Benti
       ------------------------------             -----------------------------
  Title: Chairman and CEO                    Title: Senior Vice President
        -----------------------------              ----------------------------
  Date: Dec 22nd 1999                        Date: Dec 22nd, 1999
       ------------------------------             -----------------------------



                                TABLE OF EXHIBITS

          Exhibit  A       -        Products and Related Pricing
          Exhibit  B       -        Professional Services & Training
          Exhibit  C       -        Adaptive Broadband's Standard Terms
                                    and Conditions of Sale
          Exhibit  D       -        Year One Equipment Requirement
          Exhibit  E       -        UNII Trial Equipment

                                    EXHIBIT A
                              TO PURCHASE AGREEMENT


                          PRODUCTS AND RELATED PRICING


PRODUCTS:     AB-Access UNII point to multi-point radio system (access points and subscriber units).
              AB-Access UNII point-to-point radio system (access points and subscriber units)

PRICING AND COMMITMENTS:                                                                 Unit Price
-------------------------------------                                            ---------------------------
                                                                                 subscriber      access
         "Time Frame"                 Quantity Commitment*                       units           points
         ------------                 --------------------                       --------------- -----------
         1/1/00 - 12/31/00            First 8,400 units                          $1437           $1920
                                           -------                               -----           -----
         Calendar year 2001           Additional 15.000 units                    $1437           $1920
                                                --------                         -----           -----
         Calendar year 2002           Additional 30,000 units                    $1365           $1824
                                                --------                         -----           -----
         Calendar year 2003           Additional 45,000 units                    $1317           $1760
                                                                                 -----           -----
         Calendar year 2004           Additional 75,000 units                    $1197           $1600
                                                                                 -----           -----

         *Buyer may purchase any combination of Product subscriber units ("SUs") and access points ("APs") so long as it has ordered and taken delivery of an aggregate of at least that number of total units listed under "Quantity Commitment" from January 1st 2000 through the end of the relevant Time Frame period (e.g., by December 31, 2001, ordered and taken delivery of at least 23,400 units). To the extent Buyer submits valid and irrevocable purchase orders in recognition of ADAP's delivery lead times, Buyer will be deemed to have met its quantity obligation and Buyer's only obligation with respect to such orders is to take delivery by such dates.

         (a) If Buyer fails to satisfy its unit purchase obligation by the end of each Time Frame listed above, then with respect to its purchase deficiency from the quantity commitment related to that Time Frame, Buyer shall pay to Adaptive Broadband a nonrefundable amount equal to 5% of the agreed upon subscriber unit purchase price of those units (whether subscriber units or access points) which it was obligated to but failed to purchase.

         (b) Buyer shall pay to Adaptive Broadband a non-refundable amount equal to 5% of the agreed upon purchase price of the respective subscriber units which it was otherwise obligated to but failed to purchase during the period beginning on the first day of the Time Frame period in which the termination or cancellation occurs through the stated expiration date of the Agreement, if.

              (i) Buyer terminates or cancels the Agreement for any reason prior to satisfying its unit Product purchase obligations set forth above in this Exhibit A, and Adaptive Broadband has not been in material breach of this agreement after written notice of breach from Buyer and a thirty (30) day opportunity to cure (excluding days of force majeure affecting Adaptive Broadband's ability to perform), or

              (ii) Adaptive Broadband terminates or cancels the Agreement for any reason prior to Buyer satisfying its unit Product purchase obligations set forth above in this Exhibit A, and Buyer has been in material breach of this Agreement after written notice of the breach from Adaptive Broadband and a thirty (30) day opportunity to cure (excluding days of force majeure affecting Buyer's ability to perform).

Buyer shall pay these obligations net 30 days after the end of the applicable Time Frame period and net 30 days after that cancellation or termination date, as appropriate; provided, however, that any such penalty payment obligation is contingent upon Adaptive Broadband maintaining, throughout substantially all of the relevant time period, current Product technology which is reasonably competitive in the fixed wireless broadband (25 to 100 megabit data rate per sector) market as measured on a bit-per-Hz basis and dollars-per-bit basis or other reasonable competitive analysis bases.


OTHER PRODUCTS:

        Control Server Hardware                                        $14,000 each
        (Includes Control Server Software License)

        Element Management System Software                             $50,000 (one time)
        Activation Keys (Unlimited number of SU's)


        ATM Switch                                                     As per attached pricing
                                                                       sheet dated 11/24/99
                                                                       Version 1.4.2

        Element Management Server                                      $7,600

        Backhaul Transceivers (Master/Slave)                           As per Page (1) Exhibit "A"
                                                                       For SU's and AP's

        Cabling and Installation Manuals, Rack Tray for                As per attached pricing
        Server, Rack Tray with monitor, Keyboard and Mouse             sheet dated 1 1/24/99
        Control Server Software License, ATM WAN Access                Version 1.4.2
        Interfaces, ATM LAN Access Interfaces, ATM Switch
        Video Networking Interface, Power Supply and UPS backups,
        SU and AP Mounting Brackets.

                                   EXHIBIT B

                           PROFESSIONAL SERVICES AND
                           TRAINING - RELATED PRICING

Per attached documents entitled "Adaptive Broadband Training," and "Professional Services".

                               ADAPTIVE BROADBAND
                                    TRAINING
                             As of December 14, 1999

                      COURSE OFFERINGS AND SAMPLE SYLLABUS

NETWORKING TECHNOLOGY (ABA 100) 3 DAYS 12 SESSIONS INCLUDING LAB
COST PER STUDENT $995

Intended Audience: Engineers and technicians familiar with telephonic technology who need a comprehensive view of networking technology

Description:  This is a three day course covering

Length: 3 days

Text:    Workbook provided.

Prerequisites: A general knowledge of electronics, wireless telephonics, and computer basics Certificate Issued: Certificate of Completion Issued. Those who wish to take more advanced AB Access courses must pass a final exam.


1. AB ACCESS SYSTEM (ABA 101) 2 DAYS 6 CLASS SESSIONS & 1 LAB SESSION COST PER STUDENT $995

Intended Audience: Engineers and technicians with a need to be technically familiar with the AB Access System

Description: This is a two day course covering the Base Station and the Remote CPE Equipment. Topics covered include: theory of operation of both radios, troubleshooting of AB-Access. systems in general and ADAP equipment in particular, installation information, and detailed coverage of Adaptive Broadband's Element Management System.

Length: 2 days

Text: Workbook provided.

Prerequisites: A general knowledge of electronics, wireless telephonics, and computer basics

Certificate Issued: Certificate of Completion Issued. Those who wish to take more advanced AB Access courses must pass a final exam.

2. AB ACCESS SYSTEM OPERATOR (ABA 121)
COST PER STUDENT $495

Intended Audience: AB Access System Operator candidates

Description: This course trains the AB Access Operator to recognize and issue keyboard commands, to become familiar with AB Access System screens, and to understand and interpret system messages

Length: 1 day

Text:    Workbook provided.

Prerequisites: ABA 100 & ABA 101
Certificate Issued: AB Access System Operator Certification upon passing

3. AB ACCESS SYSTEM ADMINISTRATOR (ABA 131)

COST PER STUDENT $995

Intended Audience: AB Access System Administrator candidates

Description: This course trains the AB Access System Administrator to configure AB Access network elements, to access AB Net Manager and to control access to AB Net Manager.

Length: 2 days

Text:    Workbook provided.

Prerequisite: AB Access Operator Certification
Certificate Issued: AB Access System Administrator Certification upon passing


4. AB ACCESS NETWORK ADMINISTRATOR (ABA 141)

COST PER STUDENT $995

Intended Audience: AB Access Network Administrator candidates

Description: This course trains the AB Access Network Administrator to (1) upgrade network elements, (2) to control all access to AB Net Manager, (3) to install and configure the AB Access network and network elements and (4) to perform nonAB Access network functions.

Length: 2 days

Text:    Workbook provided.

Prerequisite: AB Access System Administrator Certification
Certificate Issued: AB Access Network Administrator Certification on passing:

4.1      AB ACCESS SUBSCRIBER UNIT INSTALLATION (ABA 51)
COST PER STUDENT $495

4.1.1    Intended Audience: AB Access Subscriber Unit Installers
Description: This course trains the student to install and operate the AB Access

Subscriber Unit.

Prerequisites: A general knowledge of electronics, wireless telephonics, and computer basics

Length: 1 day

Text:    AB ACCESS SUBSCRIBER UNIT (SU) INSTALLATION AND OPERATIONS GUIDE
Certificate Issued: AB Access Subscriber Unit Installer Certification on passing


5. AB ACCESS BASS STATION INSTALLATION (ABA 61)

COST PER STUDENT $495

Intended Audience: AB Access Base Station Installers

Description:  This course trains the student to install and operate the AB
Access
Base Station.

Prerequisites: A general knowledge of electronics, wireless telephonics, and computer basics

Length: 1 day

Text:    AB ACCESS BASE STATION SUBSYSTEM (BSS) INSTALLATION AND OPERATOR GUIDE
Certificate Issued: AB Access Base Station Installer Certification on passing


6. AB ACCESS SYSTEM: A NON-TECHNICAL GUIDE (ABA 21) 1 DAY 4 CLASS SESSIONS INCLUDING LABS

COST PER STUDENT $495

Intended Audience: Administrators and others for whom a general knowledge of the AB Access system would be useful, but who do not need an engineer's or technician's level of detailed understanding

Description:  Workbook provided

Prerequisites:    None.  A general knowledge of computers is recommended.

Length: 1 day

Certificate Issued: Certificate of Completion issued.

                       ABA 101: AB Access System Syllabus
            Length 2 days 6 Class Sessions & an Afternoon Lab Session

DAY ONE

9:30 AM-10:20 AM INTRODUCTION TO WIRELESS BROADBAND



11:00 AM-11:50 AM AB ACCESS SYSTEM AND THE SU

I.       Introduction to the AB Access System
              A. Basic Operation Philosophy
              B. System Applications
II.      Theory of Operations
              A. Specifications     D. Transmitter
              B. Features           E. Antenna
              C. Receiver           F. Interfaces
III.     Subscriber Unit
              A. Subscriber Unit    D. Power, Interface
              B. Wall Box              Considerations
              C. Field Alignment    E. Associated
                                       Issues
IV.      Field Troubleshooting
              A. No RF Link         D. Poor Data Performance
              B. Weak RF Link       E. Hands on Exercise
              C. No Data Link

LUNCH BREAK

1:00 PM - 1:50 PM BASE STATION

I.       Introduction:
              A. Hot Standby Master Station Capabilities
              B. Specifications
              C. Features
II.      Theory of Operation
              A. Access Point       C. Control Server
              B. ATM Switch         D. Element Management
                                       Server
III.     Installation
              A. RF Planning
              B. Network Planning
              C. Physical Installation
              D. Interfaces
              E. Feedlines
              F. Verification of System Operation
IV.      Field Alignment/Troubleshooting
              A. Test Equipment    E. Poor Data Performance
              B. No RF Link        F. Weak RF Link
              C. Weak RF Link      G. Hands-on Exercise
              D. No Data Link

2:30 PM - 3:20 PM     ELEMENT MANAGEMENT SYSTEM

I.       Introduction:
              A.  Basic Operational Philosophy
              B.  System Elements
              C.  Functionality
II.      System Setup
              A.  Management Server Requirements
              B.  Checking for Connectivity
              C.  Software Installation
              D.  Interfaces to the WAN
              E.  Checking for Connectivity

DAY TWO

9:30 AM - 10:20 AM ELEMENT MANAGEMENT SYSTEM


III. Initialization and Configuration A. Setting Up & Configuring an Access Point B. Setting Up & Configuring an ATM Switch C. Setting Up & Configuring a Management Server D. Setting Up & Configuring a Subscriber Unit
IV.      System Maintenance
              A.  RF Frequencies    D.  Subscribers
              B.  PVCs              E.  IP Address
              C.  Sub-networks
V.       Fault Reporting
              A.  Subscriber Unit Faults
              B.  Access Point Faults
              C.  ATM Switch Faults
              D.  Management Server Faults
              E.  Unknown Faults
              F.  Diagnosing Network Problems
              G.  Diagnosing RF Problems

11:00 AM-11:50 AM WIRELESS BROADBAND AND THE FUTURE



LUNCH BREAK


1:00 PM - 3:20 PM ELEMENT MANAGEMENT SYSTEM
         Hands On Session

                         ADAPTIVE BROADBAND CORPORATION
                             PROFESSIONAL SERVICES
                            As of December 15, 1999

                           Capabilities and Services

ADAP'S COMPLETE RANGE OF TELECOMMUNICATIONS SERVICE CAPABILITIES ENABLES US TO OFFER THE BROADEST SCOPE OF SERVICES POSSIBLE TO MEET THE VARIED AND SPECIFIC NEEDS OF OUR CLIENTS. ADAP CAPABILITIES ARE PROVIDED THROUGH OUR OWN STAFF AND AUGMENTED THROUGH THE USE OF THIRD-PARTY TELECOM SERVICE CONSULTANTS. THIS ABILITY TO BUILD TEAMS OF ADAP EMPLOYEES AND TELECOM SERVICE CONSULTANTS, PROVIDES THE CUSTOMER THE BENEFIT OF HAVE THE MOST KNOWLEDGEABLE ENGINEERS, PROGRAM MANAGERS, TECHNOLOGISTS, AND PROJECT MANAGERS.

--------------------------------------------------------------------------------
1.1.1.1 INSTALLATION AND MAINTENANCE

Identifies with the customer's need for quality, flexibility, and rapid response time to installation and maintenance requirements. ADAP's highly motivated staff ensures that the customer is able to generate revenue as quickly as possible by providing high quality, timely installation. By providing operational maintenance and repair for the equipment, ADAP makes sure that the customer's revenue stream keeps flowing. ADAP is available to provide these services for all PCS and cellular air interface standards and equipment manufacturers ADAP products.

--------------------------------------------------------------------------------
1.1.1.2 PROGRAM MANAGEMENT

ADAP customizes a solution for customers to maximize resources, coordinate activities, and ensure quality. Our program management services are designed to promote the most successful system launch for our clients:

                  -   Sophisticated project management software tools
                  -   Creating project implementation strategies
                  - Establishing project goals including project costs and schedules
                  -   Scheduling, tracking, and reporting project progress
                  -   Monitoring budget and costs
                  -   Assessing quality control
                  -   Providing site bid procedures and packages

--------------------------------------------------------------------------------
RADIO FREQUENCY (RF) ENGINEERING

ADAP provides full service RF engineering. Through our own technical staff and our staff of consultants, ADAP has provided RF engineering services to assist customers in planning their network capacity and coverage. Our engineers using various state-of-the-art design tools. We have also developed unique software programs to enhance the efficiency of the following services offered by our organization:

         ANALYSIS AND DESIGN:

         - Establish design assumptions. Collect design criteria for RF link budget including coverage area, criteria, and quality, fade margin, and traffic requirements
         - Establish penetration and traffic projections for the service area
         - Perform nominal RF system design
         - Provide preliminary testing to verify coverage and propagation characteristics
         - Establish initial cell layout based on design criteria and existing microwave facilities
         - Perform microwave interference analysis
         - Issue search areas to site acquisition personnel
         - Work with site acquisition personnel 'in the process of selecting the optimum site
         - Perform microwave path design
         - Determine optimum site parameters: ERP, channel plan, antenna height and type
         - Microcell modeling
         - Propagation analysis and coverage design
         - Site selection and approval
         - Site surveys
         - Frequency planning
         - Interference control
         - System parameter optimization
         - Field measurement
         - Drive testing
         - Traffic analysis and growth planning
         - Microwave interference analysis

         SYSTEM OPTIMIZATION:
         - Perform system field testing and parameter optimization
         - Perform functional testing and optimization for implemented sites
         - Test plan development
         - System drive test and data analysis
         - System parameter settings
         - Interference control

         NETWORK PERFORMANCE AND SYSTEM MAINTENANCE
         - Traffic channel utilization forecast per sector
         - Floating busy hour traffic per sector (Monday - Friday, weekend)
         - Network footprint (RSSI)
         - Network quality drive test (call quality and bit error)
         - Frequency planning and neighbor list update
         - Network parameter setting
         - Antenna orientation and down-tilt request
         - Network trouble shooting
         - Competitive footprint data
         - Current 10 worst performance list
         - Daily statistical report, including historical data and trends, weekly and monthly averages
         - Investigate and resolve all RF-related problems

         TECHNOLOGY AND SPECIAL PROJECTS:
         - Proposal support
         - Evaluation of existing and emerging technologies
         - Acceptance test plans
         - Coverage threshold and link budget evaluation
         - Technical evaluation of radio equipment

--        Tower top amplifiers
--        Cell enhancers
--        Filters
--        Combiners and duplexers
--        Antenna systems

         TRAINING:
         - Propagation and technology courses
         - Information systems application development and implementation
         - Managing with information
         - Quality management

--------------------------------------------------------------------------------
NETWORK ENGINEERING

         - Perform ATM switch engineering
         - Network Consulting Services
         - Conduct switch translations and definitions
         - Identify wireline public switch network connection considerations

BELOW IS ADAP'S PROFESSIONAL SERVICES PRICING SCHEDULE AS OF 9/1/1999:

--------------------------------------------------------------------------------
Service Type                           Employment Category         Hourly Rate
Program Management:                    Program Manager                $170
                                       Project Manager                $150
                                       Project Coordinator            $120
Training:                              Trainer                        $100
RF Engineering:                        Principal Engineer             $180
                                       Senior Engineer                $150
                                       Design Engineer                $108
                                       Associate Engineer              $96
Installation & Maintenance:            Cell-Site Technician            $84
                                       Switch Technician              $102
                                       Survey & Install Engineer      $120
--------------------------------------------------------------------------------

                                    EXHIBIT C

           ADAPTIVE BROADBAND'S STANDARD TERMS AND CONDITIONS OF SALE

The following are the terms and conditions under which Adaptive Broadband Corporation ("ADAP") sells products, except as otherwise agreed to by ADAP in writing:

1. PRICES AND TAXES. The prices will be those set forth in ADAP's quotation or bid valid at the time of order. If a quotation has expired, ADAP reserves the right to extend the validity of the quotation or issue a new quotation at its discretion. Prices are F.O.B. shipping point (North American orders) / EX-WORKS (Incoterms, 1990) ADAP's relevant shipping facility (International orders), in U.S. dollars and are exclusive of all taxes, tariffs, duties and fees. In addition to all charges and fees due under any agreement or order between ADAP and Buyer, Buyer is solely responsible for and agrees to pay amounts equal to any taxes, tariffs, duties and fees (however designated) and any interest, fines and penalties (collectively, "Tax") resulting from or arising out of that agreement or order, exclusive of taxes based on ADAP's net income. Without limiting the generality of the foregoing, Buyer is solely responsible for and agrees to pay, either through the relevant product invoice or a separately issued invoice, all sales taxes resulting from or arising out of that agreement or order unless, within 30 days after shipment, ADAP receives export documentation satisfactory to ADAP evidencing the export of the relevant products out of the United States. If a Buyer within the United States wishes to have the agreement or order treated as sales tax exempt, ADAP must receive a resale or exemption certificate satisfactory to ADAP prior to shipment. Buyer will pay on ADAP's behalf any Tax levied upon ADAP or reimburse ADAP for any such Tax paid by ADAP. This Section will apply during and after termination of any agreement between the parties.

1. ORDERS. No order submitted by Buyer will be deemed accepted by ADAP unless and until confirmed in writing by ADAP's authorized representative. No order which has been accepted by ADAP may be canceled by the Buyer except with the agreement in writing of ADAP and on terms that the Buyer will indemnify ADAP in full against all loss (including loss of profit), costs (including the cost of all labor and materials used), damages, charges and expenses incurred by ADAP as a result of cancellation including, at a minimum, the terms set forth in
         Section 10 below.

1. PAYMENT. All payments by Buyer will be made in U.S. dollars in the U.S. pursuant to one of the following terms, without offset:

         OPTION 1: Confirmed, Irrevocable Letter of Credit acceptable to ADAP and payable in U.S. dollars at sight upon presentation of documents confirming shipment (i.e, Invoice, Packing List, Air Waybill) through any major United States state or national bank. Validity must be at least 120days for shipment and 150 days for negotiation of documents; partial shipments must be allowed; the letter of credit value must state F.O.B. shipping point (North American orders) or EX-WORKS (Incoterms, 1990) ADAP's relevant shipping facility (International orders). Estimated freight and handling charges can be provided upon request. All banking charges are to buyer's account.

         OPTION 2: 25% down-payment in U.S. dollars at the time of order with the balance due two weeks prior to shipment. Wire transfer information:
         Bank of America, 1850 Gateway Blvd., Concord, CA 93420, ABA# 121000358, Acct Name Adaptive Broadband Corporation, Acct Number 1233727981, Reference Invoice # and PO # and Contract #, By Order Of [Buyer's Name]; or such other wire transfer information as ADAP may indicate.

         OPTION 3: If Buyer continually satisfies ADAP's credit approval process and requirements and if ADAP provides Buyer with prior written approval of credit terms, then net 30 days after the relevant invoice date.

         If ADAP agrees to OPTION 3 above or if ADAP agrees in writing to different or additional payment terms, then:
         a. If during the period of performance of an order the financial condition of the Buyer is determined by ADAP not to justify the terms of payment specified, ADAP may demand that payment be made in accordance with one of the two options above.
         b. ADAP reserves the right to make deliveries in installments, all installments to be separately invoiced and paid for by Buyer when due per invoice without regard to other scheduled deliveries. If shipments are delayed by the Buver for any reason, payment will become due from the date on which ADAP is prepared to make shipment and storage will be at Buyer's risk and expense.
         c. In the event of default in payment by Buyer: (i) ADAP may suspend performance of its obligations; (ii) Buyer agrees to pay ADAP's standard late charges plus interest on the delinquent payment from the due date thereof until such payment and all interest thereon is received at the rate of 1.5_% per month, but not in excess of the lawful maximum (which charges and interest are not in lieu of any other right ADAP may have for Buyer's breach); and (iii) in the event of litigation or collection activity arising out of Buyer's non-payment, Buyer will promptly pay the reasonable costs and expenses incurred by ADAP, including attorney's fees.

1. DELIVERY, SECURITY INTEREST, DELAYS. Delivery will be F.O.B. shipping point (North American orders)/ EX-WORKS (Incoterms, 1990) ADAP's relevant shipping facility (International orders). Freight and handling charges are to be either remitted in advance or collected under a confirmed, irrevocable Letter of Credit as outlined above. All shipments are subject to availability and all references to dates are references to delivery F.O.B. shipping point (North American orders) / EX-WORKS (Incoterms, 1990) ADAP's relevant shipping facility (International orders). Any dates for delivery quoted by ADAP or provided in an accepted order are approximations only and ADAP will not liable for delay in shipment for any reason. Title to product transfers and Buyer assumes all risk of loss upon delivery of product by ADAP to the initial carrier. Insurance will be provided by ADAP upon request and collected with freight and handling charges. In the absence of instructions to the contrary, ADAP, on behalf of Buyer, will select the carrier but will not be deemed thereby to assume any liability in connection with the shipment nor will the carrier be construed to be an agent of ADAP. Claims for loss or damage to products in transit must be made to the carrier and not to ADAP. Buyer will be responsible for all storage, rigging, drayage and other charges to and at Buyer's site. Buyer hereby grants ADAP a security interest in the products and all cash and non-cash proceeds thereof as security for all of Buyer's obligations hereunder. Upon request by ADAP, Buyer will promptly execute any instrument required to perfect such security interest; provided that in any event ADAP is hereby appointed Buyer's attorney-in-fact to do all acts which ADAP deems reasonably necessary or desirable to perfect and continue to perfect such security interest and to protect the collateral. ADAP will not be liable for any damages or penalty for delay in delivery or for failure to give notice of delay when such delay is due to the elements, acts of God, delays in transportation, delay in delivery by ADAP's vendors or any other causes beyond the reasonable control of ADAP. The delivery schedule will be extended by a period of time equal to the time lost because of such delay.

1. PATENTS. If notified promptly in writing of any action (and all prior claims relating thereto) brought against Buyer alleging that Buyer's use or other disposition of product infringes a United States patent or copyright, ADAP will defend such action at its expense and will pay the costs and damages awarded against Buyer in such action, provided that ADAP will have sole control of and authority with respect to the defense of any such action and all negotiations for its settlement or compromise. If a final injunction is obtained in such action against Buyer's use of the product or if in ADAP's opinion the product is likely to become the subject of claim or infringement, ADAP will, at its option and at its expense: procure for Buyer the right to continue using the product; or replace or modify the same so that they become non-infringing; or accept return of the product and refund or credit the amount of the original net purchase price, less a reasonable charge for depreciation and damage. ADAP will not have any liability to Buyer if the alleged infringement is based upon: (a) use or sale of the product in combination with other products or devices which are not made by ADAP; (b) use of the product in practicing any process; or (c) the furnishing to Buyer of any information, service or other assistance. No costs nor expenses will be incurred for the account of ADAP without the prior written consent of ADAP. In no event will ADAP's total liability to Buyer under or as a result of compliance with the provisions of this clause exceed the sum paid to ADAP by Buyer for the allegedly infringing product. The foregoing states the entire liability of ADAP with respect to alleged infringement of patents and copyrights by the product or any part thereof or by its operation. This Section states the entire liability of ADAP for any infringement of patent, copyright, trademark, trade secret, or other intellectual property rights. Buyer will defend, indemnify and hold ADAP harmless against any loss, damages, costs, fees (including attorneys' fees) and expenses awarded against or incurred by ADAP for alleged infringement of any patents, copyrights, trademarks, or other intellectual property rights of any person or entity which result from ADAP's use of or compliance with Buyer's designs, specifications or instructions.

1. PRODUCT CHANGES. ADAP reserves the right, without prior approval from or notice to Buyer, to make changes to products or their specifications
         (a) which do not materially adversely affect the performance of the product or reduce performance below any contract specification; (b) when required for purposes of safety; (c) to meet product specifications, or (d) when required to conform with any applicable statutory or regulatory requirements. ADAP reserves the right to make product improvements without incurring any obligation or liability to make the same changes in products previously manufactured or purchased. ADAP also reserves the right to modify the pricing and availability of models in its product lines based on market conditions, component availability, and other business considerations; and to require that Buyer implement and utilize software upgrades as a condition of maintenance contracts and warranty.

1.       WARRANTY
         PRODUCT MANUFACTURED BY ADAP:
         a. Products manufactured by ADAP are warranted against defects in material and workmanship for a period of one (1 ) year from date of delivery as evidenced by ADAP's packing slip or other transportation receipt.
         b. ADAP's sole responsibility under this warranty will be to either repair or replace, at its option, any component which fails during the applicable warranty period because of a defect in material or workmanship, provided Buyer has promptly reported same to ADAP in writing. All replaced products and parts will become ADAP's property.
         c. ADAP will honor the warranty at the repair facility designated by ADAP. It is Buyer's responsibility to return, at its expense, the allegedly defective product to ADAP. Buyer must obtain a Return Material Authorization (RMA) number and shipping instructions from ADAP prior to returning any product under warranty. Transportation charges for the return of the product to Buyer will be paid by ADAP within the United States. For all other locations, the warranty excludes all costs of shipping, customs clearance and other related charges. If ADAP determines that the product is notdefective within the terms of this warranty, Buyer will pay ADAP all costs of handling, transportation and repairs at the then prevailing repair rates.
         d. All the above warranties are contingent upon proper use of the product. These warranties will not apply (i) if adjustment, repair, or product or parts replacement is required because of accident, unusual physical, electrical or electromagnetic stress, neglect, misuse, failure of electric power, environmental controls, transportation, failure to maintained properly or otherwise in accordance with ADAP specifications, or abuses other than ordinary use; (ii) if the product has been modified by Buyer or has been repaired or altered outside ADAP's repair facility, unless ADAP specifically authorizes such repairs or alterations in each instance; or (iii) when ADAP serial numbers, warranty data or quality assurance decals have been removed or altered.

         e. No person, including any dealer, agent or representative of ADAP is au thori zed to assume for ADAP any other liability on its behalf except as set forth herein. If any payment is due ADAP for services performed hereunder, it will be subject to the same payment terms as the original purchase.

         PRODUCTS MANUFACTURED BY OTHERS:
         For products not manufactured by ADAP, the original manufacturer's or licensor's warranty will be assigned to Buyer to the extent permitted by the manufacturer or licensor and is in lieu of any other warranty, expressed or implied. For warranty information on a specific product, a written request should be made to ADAP.

         ALL PRODUCTS:
         THE FOREGOING WARRANTIES AND REMEDIES ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER EXPRESS OR IMPLIED WARRANTIES, OBLIGATIONS, AND LIABILITIES ON THE PART OF ADAP. EXCEPT FOR THE EXPRESS WARRANTIES STATED HEREIN, ADAP DISCLAIMS ALL WARRANTIES ON PRODUCTS FURNISHED HEREUNDER, INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. ADAP WILL HAVE NO RESPONSIBILITY FOR ANY PARTICULAR APPLICATION MADE OF ANY EQUIPMENT. Any description of equipment, whether in writing or made orally by ADAP or its agents, specification sheets, models, bulletins, drawings, or similar materials used in connection with Buyer's order are for the sole purpose of identifying the equipment and will not be construed as an express warranty. Any suggestions by ADAP or its agents regarding use, application or suitability of the equipment will not be construed as an express warranty. No warranties may be implied from any course of dealing or usage of trade. Buyer agrees that the exclusion of all warranties, other than those expressly provided herein, is reasonable.

1. ACCEPTANCE OF PRODUCTS. Unqualified acceptance of products will occur upon delivery, unless ADAP is notified in writing within ten days from Buyer's receipt that the products do not meet ADAP's specifications or that Buyer is making a claim for shortages or other errors in delivery. Failure to give such timely notice constitutes a waiver of all such claims by Buyer. ADAP's sole obligation for any non-confoming products will be limited to repair or replacement at ADAP's option, pursuant to the provisions of the foregoing Warranty clause.

1. INSTALLATION. In the event ADAP agrees with Buyer to install or perform maintenance on any product(s) to be supplied, Buyer will pay ADAP's then current standard charges for such installation or maintenance.

1. CANCELLATION AND RESCHEDULE CHARGES. In the event Buyer defaults, ADAP may decline to make further shipments and/or may terminate Buyer's order without affecting ADAP's rights and remedies including, but not limited to, any right to cancellation charges and quantity price adjustments. If ADAP continues to make shipments after Buyer's default, ADAP's action will not constitute a waiver nor affect ADAP's legal remedies. In the event Buyer (a)cancels any order or portion thereof with the requisite ADAP consent; or (b) fails to meet any obligation hereunder, causing cancellation or rescheduling of any order or portion thereof or (c) requests a rescheduling of scheduled product and such request is accepted by ADAP, Buyer agrees to pay ADAP cancellation/reschedule charges as a percentage of the list price of the canceled or rescheduled product, said charges having been agreed upon not as a penalty, but as a result of the diffculty of computing actual damages. Such cancellation/rescheduling charges may be set by ADAP in its business judgment in each instance. Buyer may not cancel or reschedule any order or portion thereof after shipment.

1. EXPORT. Regardless of any disclosure made by Buyer to ADAP of an ultimate destination of the product(s), Buyer will not export, either directly or indirectly, any product(s) or non-ADAP equipment incorporating such product(s) without first obtaining a license from the U.S. Department of Commerce or any other agency or department of the United States Government, as required. Buyer will use its best efforts to insure that none of the products will reach any country where U.S. laws would forbid ADAP to market or distribute the products.

1.       SOFTWARE LICENSE AND SUB-LICENSE.
         a. ADAP grants to Buyer the non-exciusive license to use the Software (defined below) in connection with the Products, subject to the terms and conditions set forth below. ADAP grants to buyer the non-exclusive license to sub-license the Software to those of Buyer's customers which utilize Products. When granting to customers the right to use Software, Buyer shall incorporate in such sub-license terms that offer no less degree of protection to ADAP's (or its licensor's) interest in the Software as those set out below.
         b. "Software" means any program in machine readable code (howsoever provided by ADAP to Buyer), and intended to be loaded into the memory of a processor unit(s), which provides operating instructions and user related application instructions (as well as associated documentation used to describe, maintain and use such programs), incorporated in any of the Products by ADAP or supplied to Buyer by ADAP for use on or in connection with any of the Products; however, Software shall not mean any source code.
         c. The Products and Software include software which is licensed by third parties to ADAP ("Third-Party Software"). Buyer agrees to comply with all of the requirements and restrictions of all licenses which apply to Third-Party Software, and Buyer authorizes ADAP to execute and deliver all agreements and documents on Buyer's behalf in order to comply with the foregoing obligations.

         d. Set out below are the terms and conditions of the software license granted by ADAP to Buyer. In sub-licensing software to its customers, Buyer shall incorporate in such sub-licenses terms which offer no less degree of protection than those set out below: (i) The Software and the documentation are unpublished copyright works and may be used on any installation with a configuration mentioned in the Agreement, provided the Software is in use on only one installation at any one time. (ii) Neither the Software nor the documentation may be copied in whole or in part, except for backup and archival purposes. (iii) The copyright notices and trademarks contained in the Software, on the data medium, and in the documentation as supplied to Buyer must appear on all copies made by Buyer. (iv) Save for Buyer's right to grant sub-licenses to its customers to use the Software in object code form, Buyer may not transfer part, download, or in other way make available to others the Software and the documentation delivered to it. (v) Buyer shall not have the right to modify the Software or to create derivative works based on the Software, save as provided under applicable laws.
              (vi) No warranty applies if failure of the Software has resulted from misuse or misappropriation.

         e. If a new release of the Software contains new functions, and Buyer wants to use these new functions, the new release shall be subject to a supplementary charge. No license is granted for any new release until Buyer pays associated additional fees. Buyer will be responsible for costs of software/hardware upgrades of equipment supplied by third parties to support such new releases.

1. CONFIDENTIALITY.

         a. Buyer and ADAP each agree to use the other's Confidential Information (defined below) it receives or otherwise obtains solely for purposes of benefiting the business relationship between them. The receiving party ("Recipient") shall not duplicate any Confidential Information of the other party ("Disclosing Party") except as may be strictly necessary in furtherance of that purpose. The Recipient agrees to maintain all of the Disclosing Party's Confidential Information it receives or otherwise obtains in confidence, using at least that standard of care which it accords its own Confidential Information to protect the Disclosing Party's Confidential Information. The Recipient agrees not to disclose the Disclosing Party's Confidential Information to any other party except those of the Recipient's directors. officers, employees, agents, consultants, advisors and affiliates (collectively, "Agents") involved in furthering that purpose whose duties justify the need to know such Confidential Information. The Recipient's Agents who are to receive Confidential Information shall be advised of the confidential nature of the Confidential Information and shall have agreed in writing to be bound by the terms of this Section. The
              Recipient agrees that at no time shall it or its Agents use or knowingly permit any other person or entity to examine, use, or derive benefit from the Confidential Information. These obligations will survive for a period of ten years from the date of the relevant disclosure or for such longer period as such Confidential Information may be entitled to legal protection from disclosure by operation of law.
         b. "Confidential Information" means information in its broadest sense, including but not limited to computer programs, databases, trade secrets, know-how, inventions, improvements, discoveries, techniques. business and marketing records, merchandising and marketing techniques, plans and data, strategies, new products, financial data. budgets, projections, work papers, files, contracts, and client and supplier information and lists; provided, however, that this
              Section 13 shall not apply to Confidential Information which
              (i) is or becomes generally available to the public other than as a result of disclosure by or through the Recipient or its Agents; (ii) was available to the Recipient on a non-confidential basis prior to disclosure by the Disclosing
              Party as evidenced by documentation in the Recipient's possession (unless the Recipient knows that such Confidential Information is subject to another confidentiality agreement);
              (iii) becomes available to the receiving party on a non-confidential basis from a source other than the Disclosing Party (unless the Recipient knows that such Confidential Information is subject to another confidentiality agreement);
              or (iv) was developed by or for the Recipient independently of and without reference to any of the Disclosing Party's Confidential Information. Any Confidential Information developed by ADAP (alone or jointly with Buyer) in connection with any Products or services provided by ADAP will be the exclusive property of ADAP.
         c. Upon the Disclosing Party's request, the Recipient shall immediately (i) return all Confidential Information it has received, including tangible items containing or representing Confidential Information and all copies thereof made by such party or its Agents; (ii) erase or destroy all Confidential Information it has received which is contained in computer memory or data storage apparatus; and (iii) destroy all materials incorporating or based on such Confidential Information which were prepared by or for such party or its Agents.
         d. Notwithstanding the foregoing, either party may disclose any Confidential Information to the extent required by a valid subpoena or order issued by a court of competent jurisdiction or by a governmental body, provided that the party subject to such requirements shall (i) immediately notify the Disclosing Party of the existence, terms and circumstances relating to the requirement, if permitted by law; and (ii) cooperate with the Disclosing Party in asserting objections or providing a defense to such requirement or obtaining a protective or equivalent order. Buyer and ADAP agree that the obligations under this Section 13 are of great importance to ADAP and form a substantive condition of any transaction by it. Since monetary compensation may not adequately cover the failure of such obligations, Buyer and ADAP specifically agrees to submit to injunctive relief from the courts where suitable and adequate relief may be obtained in order to give effect to these confidentiality obligations.

1.       DISCLAIMER AND LIMITATION OF LIABILITY.
         A. ADAP'S TOTAL LIABILITY IS LIMITED TO THE NET PRICE OF THE PRODUCTS SOLD HEREUNDER, EXCLUDING ANY CHARGES STATED SEPARATELY FROM THE PRODUCT PRICE ON THE INVOICE. BUYER'S SOLE REMEDY FOR LIABILITY OF ANY KIND, INCLUDING NEGLIGENCE, WITH RESPECT TO

              THE PRODUCTS, SOFTWARE, AND DOCUMENTATION FURNISHED HEREUNDER IS LIMITED TO THE REQUEST FOR ADAP, AT ADAP'S OPTION, TO REFUND THAT NET PRICE FOR THE ITEMS AND MATTERS INVOLVED, EXCEPT THAT IN THE CASE OF A BREACH OF WARRANTY, BUYER'S SOLE REMEDY IS TO RETURN THE PRODUCT TO ADAP FOR REPAIR OR REPLACEMENT IN ACCORDANCE WITH THE "WARRANTY" SECTION OF THESE TERMS AND CONDITIONS.
         B. WITH RESPECT TO SERVICES, ADAP'S LIABILITY FOR ANY SERVICE IS LIMITED TO THE RE-PERFORMANCE OF THE SERVICE. ADAP DOES NOT WARRANTY PROPOGATION OR PATH PERFORMANCE. ALL SURVEYS ARE ACCURATE AS OF THE DATE THE SURVEY WAS CONDUCTED.
         C. IN NO EVENT WILL ADAP BE LIABLE TO BUYER FOR (I) REPROCUREMENT COSTS; (II) INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES; (III) ANY DAMAGES WHATSOEVER RESULTING FROM LOSS OF USE, DATA OR PROFITS ARISING OUTOF OR IN CONNECTION WITH THIS AGREEMENT OR THE USE OR PERFORMANCE OF ADAP PRODUCTS, WHETHER IN AN ACTION OF CONTRACT OR TORT, INCLUDING NEGLIGENCE AND STRICT LIABILITY, EVEN IF ADAP HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
         D. NO ACTION, WHETHER IN CONTRACT OR TORT, INCLUDING NEGLIGENCE, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT MAY BE BROUGHT BY EITHER PARTY MORE THAN EIGHTEEN (18) MONTHS AFTER THE CAUSE OF ACTION HAS ACCRUED, EXCEPT THAT AN ACTION FOR NON-PAYMENT MAY BE BROUGHT WITHIN EIGHTEEN (18) MONTHS OF THE DATE OF LAST PAYMENT.

1.       GENERAL PROVISIONS.
         a. These terms and conditions together with the Purchase Agreement to which it is attached together constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all proposals, oral and written, all previous negotiations and all other communications between the parties with respect to that subject matter. These terms and conditions will prevail and govern notwithstanding any different, conflicting or additional terms and conditions which may appear on any order or other document submitted by Buyer, all of which will be deemed null and void. Deviations from these terms and conditions are not valid unless confirmed in writing by an authorized representative of ADAP.
         b. The rights and obligations under these terms and conditions may not be assigned without ADAP's prior written consent and any attempt to do so without such consent will be void.
         c. These terms and conditions will be governed by and construed in accordance with the internal laws of the State of California without reference to conflict of laws principles and not including the United Nations Convention on Contracts for the International Sale of Goods. Any controversy or claim arising out of or relating to these terms and conditions or any matter or transaction contemplated hereby will be triable only in a court with jurisdiction located in Santa Clara County, California, and ADAP and Buyer each irrevocably consent to that venue and to the personal jurisdiction thereof.
         d. Buyer will pay to ADAP all costs, fees and expenses (including attorneys' fee) incurred by ADAP in enforcing, or attempting to enforce, any of its rights under these terms and conditions or any contract of sale between them.
         e. All rights and remedies, whether conferred hereby or by any other instrument or law will be cumulative and may be exercised singularly or concurrently. Failure by either party to enforce any contract terms will not be deemed a waiver of future enforcement of that nor of any other term. If any provisions of this contract are held invalid under any applicable law, rule, regulation or treaty, such invalidity will not affect other provisions of this contract which can be given effect without the invalid provisions and to this end, the provisions of this contract are declared to be severable. Notwithstanding the above, such invalid provision or clause will be construed, to the extent possible, in accordance with the original intent of the parties.
         f. Any typographical, clerical or other error or omission in any sales literature, quotation, price list, acceptance of offer, invoice or other document or information issued by ADAP will be subject to correction without any liability on the part of ADAP.
         g. Where products include radio frequency communications equipment, certain regulations of telecommunications regulatory authorities apply. It is the sole responsibility of the Buyer to ensure compliance with all such regulations and all other applicable laws and rules and to procure and maintain at its own expense any relevant license from such regulatory authority to install, operate and maintain the equipment.

               Exhibit "D" To Purchase Agreement - Year One Equip.

FROM
---------------------------------
Adaptive Broadband Corporation
1143 Bonnegas Avenue
Sunnyvale, CA 94089
Attention: David A. Reynolds

TO                                          ADDRESS CORRESPONDENCE TO
---------------------------------           -----------------------------------
Telecom Wireless Corporation                Adaptive Broadband Corporation
5299 DTC Blvd                               20885 Redwood Road #400
Suite 1200                                  Castro Valley, CA 94546
Englewood, CO 80111                         Attention: David A. Reynolds
James C. Roberts
                                       Tel: Telephone (510) 886-3787
         Quote date:  20-Dec-99        Fax: Fax (510) 886-4500
                    -------------      email dreynolds2@adaptivebroadband.com

This quotation number must appear
    on all quotations and related
                  correspondence.

--------------------------------------------
QUOTATION NUMBER              ADAP 122099-DR
--------------------------------------------

  Delivery required by:        Terms: Per Agreement        Date of earliest
                                                           shipment: March 2000

     Reply required by:    F.O.B.: Sunnyvale, CA           Ship via: Surface

------------------------------------------------------------------------------------------------------------
   Item      Quantity      Description                                           Unit Price       Amount
------------------------------------------------------------------------------------------------------------
 SU-F051B       8,280      Single UNII Band Subscriber Transceiver, Supports       1,437.00    11,898,360.00
                           Both ATM and Ethernet Autosensing, Encryption

  APT051B         120      Single UNII Band Access Point Transceiver, Supports     1,920.00       230,400.00
                           Both ATM and Ethernet Autosensing, Encryption

   CA-030       8,400      CAT-5 Cable with RJ-45 Interface to transceiver            75.00       630,000.00


  MASU-01           1      Subscriber Unit Install Manual                             50.00            50.00

 MA-BS-01           1      Base Station Installation Manual                           50.00            50.00

  MA-NM01           1      Network Management Manual                                 100.00           100.00


 BS-CS-01          20      Control Server (Cell 4350) w/Control Server License    14,000.00       280,000.00

  RKMN-01          20      Rack Tray with Monitor, Keyboard and Mouse              3,000.00        60,000.00

  NMSE-01           1      Element Management System, Tower Config.                7,600.00         7,600.00

   NM-K05           1      EMS S/W Activation Keys (Unlimited License)            50,000.00        50,000.00


    BR-01       8,400      Tilt Brackets - Azimuth and Elevation List                 16.00       134,400.00

 Wall Box       8,400      AB-Access Wall Box                                         40.00       336,000.00
                                                                                             ---------------
                                                                                      Total   $13,635,375.00
                                                                                             ===============


-------------
   Item                  Q1         Q2         Q3         Q4
-------------
 SU-F051B             2,070      2,070      2,070      2,070


  APT051B                30         30         30         30


   CA-030             2,100      2,100      2,100      2,100


  MASU-01                 1

 MA-BS-01                 1

  MA-NM01                 1


 BS-CS-01                 5          5          5          5

  RKMN-01                 5          5          5          5

  NMSE-01                 1

   NM-K05                 1


    BR-01             2,100      2,100      2,100      2,100

 Wall Box             2,100      2,100      2,100      2,100

                  3,450,090  3,392,290  3,392,290  3,392,290

Remarks:
TWC will provide own ATM Switches, complete with (7) ATM-23 or 10BaseT Interfaces, necessary routers or hubs that will install behind remote SU's, and PC Workstations, and all necessary cabling.

Pricing does not include shipping nor installation.

              Exhibit "E" To Purchase Agreement - UNII Trial Equip.

FROM
---------------------------------
Adaptive Broadband Corporation
1143 Bonnegas Avenue
Sunnyvale, CA 94089
Attention: David A. Reynolds

TO                                          ADDRESS CORRESPONDENCE TO
---------------------------------           -----------------------------------
Telecom Wireless Corporation                Adaptive Broadband Corporation
5299 DTC Blvd                               20885 Redwood Road #400
Suite 1200                                  Castro Valley, CA 94546
Englewood, CO 80111                         Attention: David A. Reynolds
James C. Roberts
                                       Tel: Telephone (510) 886-3787
         Quote date:  20-Dec-99        Fax: Fax (510) 886-4500
                    -------------      email dreynolds2@adaptivebroadband.com

This quotation number must appear
    on all quotations and related
                  correspondence.

--------------------------------------------
QUOTATION NUMBER              ADAP 122199-DR
--------------------------------------------

  Delivery required by:        Terms: Per Agreement      Date of earliest
                                                         shipment: January 2000

     Reply required by:    F.O.B.: Sunnyvale, CA         Ship via: Surface

------------------------------------------------------------------------------------------------------------
   Item      Quantity      Description                                           Unit Price       Amount
------------------------------------------------------------------------------------------------------------
 SU-F051B           3      Single UNII Band Subscriber Transceiver, Supports       1,437.00         4,311.00
                           Both ATM and Ethernet Autosensing, Encryption

  APT051B           6      Single UNII Band Access Point Transceiver, Supports     1,920.00        11,520.00
                           Both ATM and Ethernet Autosensing, Encryption

   CA-030           9      CAT-5 Cable with RJ-45 Interface to transceiver            75.00           675.00


  MASU-01           1      Subscriber Unit Install Manual                             50.00            50.00

 MA-BS-01           1      Base Station Installation Manual                           50.00            50.00

  MA-NM01           1      Network Management Manual                                 100.00           100.00


 BS-CS-01           1      Control Server (Cell 4350) w/Control Server License    14,000.00        14,000.00

  RKMN-01           1      Rack Tray with Monitor, Keyboard and Mouse              3,000.00         3,000.00

  NMSE-01           1      Element Management System, Tower Config.                7,600.00         7,600.00

   NM-K01           1      EMS S/W Activation Keys (100 SU's)                      2,500.00         2,500.00


    BR-01           9      Tilt Brackets - Azimuth and Elevation List                 16.00           144.00

 Wall Box           9      AB-Access Wall Box                                         40.00           360.00
                                                                                             ---------------
                                                                                      Total       $44,310.00
                                                                                             ===============


Remarks:
TWC will provide own ATM Switches, complete with (7) ATM-25 or 10BaseT Interfaces, necessary routers or hubs that will install behind remote SU's, and PC Workstations, and all necessary cabling.

Pricing does not include shipping nor installation.

                           AB-Access Price List v1.4.2